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                                                                   Exhibit 24(a)

                               POWER OF ATTORNEY

The undersigned officer of Textron Inc. ("Textron"), a Delaware corporation, does hereby constitute and appoint Wayne W. Juchatz, Arnold M. Friedman and Michael D. Cahn and each of them, with full powers of substitution, his true and lawful attorneys and agents to do or cause to be done any and all acts and things and to execute and deliver any and all instruments and documents which said attorneys and agents, or any of them, may deem necessary or advisable in order to enable Textron to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the Registration under the Securities Act of 1933, as amended, of the offering of up to (i) $800 million additional debt securities of Textron and (ii) preferred securities of Textron Capital I, Textron Capital II, Textron Capital III and Textron Finance, L.P. and the guarantee thereof by Textron, including specifically, but without limitation, power and authority to sign the name of the undersigned officer in the capacity indicated below to any and all amendments to the Registration Statement previously filed with the Securities and Exchange Commission in respect of such offering (including post-effective amendments), and to any instruments or documents or other writings of which the original or copies thereof are to be filed as a part of or in connection with such Registration Statement or amendments thereto, and to file or cause to be filed the same with the Securities and Exchange Commission; and the undersigned hereby ratifies and confirms all that such attorneys and agents, and each of them, shall do or cause to be done hereunder, and such attorneys and agents, and each of them, shall have, and may exercise, all of the powers hereby conferred.

IN WITNESS WHEREOF, the undersigned has signed his name hereto on this 8th day of November 1995.


                                                  /s/ Richard L. Yates
                                                  ------------------------------
                                                  Richard L. Yates
                                                  Vice President and Controller
                                                  (principal accounting officer)